UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Grayscale XRP Trust ETF*

(Exact name of Registrant as Specified in Its Charter)

Delaware	99-6768079
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Grayscale XRP Trust ETF Shares	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-289818

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

* On November 20, 2025, the Registrant changed its name from “Grayscale XRP Trust” to “Grayscale XRP Trust ETF.”

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units of fractional undivided beneficial interest (the “Shares”) of Grayscale XRP Trust ETF (the “Trust”), which represent ownership in the Trust, is contained under the heading “Description of the Shares” in the prospectus that forms part of the Trust’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2025 (File No. 333-289818), which is incorporated herein by reference. Any amendment or supplement to such registration statement subsequently filed with the SEC, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby also incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Grayscale Investments Sponsors, LLC as Sponsor of Grayscale XRP Trust ETF*

Date:	November 21, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.